                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                         [x]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [x]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ] Soliciting Material pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           BLUE DOLPHIN ENERGY COMPANY
                (Name of Registrant as specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [x]  No fee required
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               (1) Title of each class of securities to which the transaction applies:

                    ---------------------------------------------

               (2) Aggregate number of securities to which the transaction applies:

                    ---------------------------------------------

               (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                    ---------------------------------------------

               (4)  Proposed maximum aggregate value of the transaction:

                    ---------------------------------------------

               (5)  Total fee paid:

                    ---------------------------------------------

[ ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

              (1)   Amount previously paid: ____________________________________
              (2)   Form, Schedule or Registration Statement: __________________
              (3)   Filing Party: ______________________________________________
              (4)   Date Filed: ________________________________________________

                           BLUE DOLPHIN ENERGY COMPANY
                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 19, 2005


To the Stockholders of Blue Dolphin Energy Company:

         You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Blue Dolphin Energy Company (the "Company"), to be held Thursday, May 19, 2005, at 10:00 a.m., Houston time, at the Company's principal executive offices at 801 Travis, Suite 2100, Houston, Texas, for the following purposes:

         1. To elect six directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal; and

         2. To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.


         Only stockholders of record at the close of business on April 19, 2005, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Your vote is important. Because many stockholders are not able to attend the Annual Meeting, we have enclosed a proxy card for your use. You may vote on the matters to be acted upon at the Annual Meeting by completing and returning the proxy card promptly in the enclosed postage paid return envelope.

                                           For the Board of Directors

                                           /s/ Ivar Siem
                                           -------------------------------------
                                           IVAR SIEM,
                                           Chairman and Chief Executive Officer
Houston, Texas
April 20, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO INDICATE YOUR VOTE AS TO THE MATTERS TO BE ACTED UPON ON THE ENCLOSED PROXY CARD AND RETURN THE PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY CHANGE YOUR VOTE AT THAT TIME.

                           BLUE DOLPHIN ENERGY COMPANY
                             801 Travis, Suite 2100
                              Houston, Texas 77002
                                 (713) 227-7660
                                 PROXY STATEMENT

     ----------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 19, 2005
     ----------------------------------------------------------------------

         This proxy statement, the accompanying notice and form of proxy are first being mailed to stockholders on or about April 21, 2005. These proxy materials are being furnished to the stockholders of Blue Dolphin Energy Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of stockholders (the "Annual Meeting") and any adjournment or postponement thereof. The Annual Meeting will be held on Thursday, May 19, 2005, at 10:00 a.m., Houston time, at the Company's principal executive offices at 801 Travis, Suite 2100, Houston, Texas.

         At the Annual Meeting, stockholders will be asked (i) to elect six directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal; and (ii) to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Company will bear all costs of this solicitation. Proxies will be solicited primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone in the ordinary course of business for which they will not receive additional compensation. The Company has requested that brokerage houses, nominees, fiduciaries and other custodians send proxy materials to the beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"), for which the Company will reimburse them for their reasonable out-of-pocket expenses.

RECORD DATE; QUORUM

         The Board of Directors has fixed the close of business on April 19, 2005, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas. At the close of business on April 19, 2005, there were outstanding 8,551,490 shares of Common Stock. Stockholders will be entitled to one vote per share of Common Stock held of record on the Record Date on each matter presented at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxies, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e. shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter) are counted as present for purposes of determining whether a quorum is present.

VOTING; REVOCATION OF PROXY

         All shares of Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted "FOR" election of all nominees to the Board of Directors and in the discretion of the proxy holder on any other matters properly brought before the Annual Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by any of the following actions:

         o  by providing written notice of revocation to the Company;

         o  delivering to the Company a signed proxy of a later date; or

         o  by voting in person at the Annual Meeting.

         Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas 77002.

VOTING AGREEMENT

         When the Company entered into that certain Note and Warrant Purchase Agreement dated September 8, 2004 (the "Purchase Agreement"), the Company's Chief Executive Officer, President, the members of the Board of Directors, except for Laurence N. Benz and F. Gardner Parker, and Colombus Petroleum Limited, Inc., the Company's largest stockholder, entered into a voting agreement with the investors that are party to the Purchase Agreement and granted an irrevocable proxy to Mr. Parker and Mr. Barrett L. Webster. The proxy granted to Messrs. Parker and Webster represents approximately 33.8% of the issued and outstanding shares of Common Stock and gives Messrs. Parker and Webster the authority to vote all of the shares of Common Stock beneficially owned by such stockholder "FOR" the election of Messrs. Benz and Parker as nominees to the Board of Directors. In addition, the stockholders executing the voting agreement with the investors also agreed not to sell, transfer, assign, pledge or otherwise dispose of any of the shares of Common Stock beneficially owned by such stockholder until either the closing of the transactions contemplated by the Purchase Agreement or the termination of the Purchase Agreement.

                              ELECTION OF DIRECTORS

NOMINEES

         Messrs. Laurence N. Benz, Michael S. Chadwick, Harris A. Kaffie, F. Gardner Parker, Ivar Siem and James M. Trimble (each a "Nominee" and collectively, the "Nominees") have been nominated by the Board of Directors to serve as directors until the next annual meeting of stockholders, or in each case, until their successors have been duly elected and qualified, or until their earlier resignation or removal. Pursuant to the terms of the Purchase Agreement, the Company has agreed to nominate Messrs. Benz and Parker to stand for election at the 2005 Annual Meeting. Each Nominee is currently a director of the Company and has previously been elected by the stockholders. Each Nominee has consented to be nominated and has expressed his intention to serve if elected. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. However, should any Nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute nominee designated by the Board of Directors.

VOTE REQUIRED

         A plurality of the votes cast by the stockholders present and entitled to vote at the Annual Meeting, in person or by proxy, is necessary for the election of directors. Accordingly, abstentions and broker non-votes will have no effect on the election of directors.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides certain information with respect to our directors and executive officers.

NAME                        AGE                      POSITION                       POSITION HELD SINCE
----                        ---                      --------                       -------------------
Ivar Siem                    58    Chairman of the Board, Chief Executive                   1989
                                   Officer and Director
Laurence N. Benz             43    Director                                                 2004
Michael S. Chadwick          53    Director                                                 1992
Harris A. Kaffie             55    Director                                                 1989
F. Gardner Parker            63    Director                                                 2004
James M. Trimble             56    Director                                                 2002
Michael J. Jacobson          58    President                                                1990
G. Brian Lloyd               46    Vice President, Treasurer and Secretary                  1989

         The following is a brief description of the background and principal occupation of each Nominee and executive officer:

         Ivar Siem - Chairman of the Board of Directors and Chief Executive Officer - Mr. Siem has served as Chairman of the Board of Directors since 1989 and was appointed as the Chief Executive Officer of the Company in April, 2004. Since September 2000, Mr. Siem has served as Chairman and President of Drillmar, Inc. a well construction and intervention company. From 1995 to 2000, Mr. Siem served on the Board of Directors of Grey Wolf, Inc., during which time he served as Chairman from 1995 to 1998 and as interim President in 1995 during its restructuring. Since 1985, he has been an international consultant in energy, technology and finance. He has served as a Director of Business Development for Norwegian Petroleum Consultants and as an independent consultant to the oil and gas exploration and production industry based in London, England. Mr. Siem holds a Bachelor of Science Degree in Mechanical Engineering from the University of California, Berkeley, and has completed an executive MBA program at Amos Tuck School of Business, Dartmouth University.

         Laurence N. Benz - Director - Mr. Benz was appointed as a Director in September 2004, as one of two Directors named by the investors in the Purchase Agreement. From 1987 to the present, he has served as the President of Kentucky Orthopedic Rehabilitation LLC, which he founded. In 2003, Mr. Benz founded Genesis Health Systems and currently serves as its President. From 1984 through 1989, he served in the U.S. Army as a Captain in the Army Medical Annualists Corps. He serves as a Director for the charitable organization of Girls on the Run - Kentucky. Mr. Benz received a Masters degree in Physical Therapy from Baylor University, a Masters in Business Administration from The Ohio State University and a Doctorate in Physical Therapy from MGHIHP located in Boston, Massachusetts.

         Michael S. Chadwick - Director - Mr. Chadwick has been engaged in the commercial and investment banking businesses since 1975. From 1988 to 1994, Mr. Chadwick was President of Chadwick, Chambers & Associates, Inc., a private merchant and investment banking firm in Houston, Texas, which he founded in 1988. In 1994, Mr. Chadwick joined Sanders Morris Harris Group, Inc., an investment banking and financial advisory firm, as Senior Vice President and a Managing Director in the Corporate Finance Group, a position he continues to hold today. He currently serves on the boards of directors of Landry's Restaurants, Inc. and Home Solutions of America, Inc., as well as numerous privately held companies. Mr. Chadwick holds a Bachelor of Arts Degree in Economics from the University of Texas at Austin and a Master of Business Administration Degree from Southern Methodist University.

         Harris A. Kaffie - Director - Mr. Kaffie is a partner in Kaffie Brothers, a real estate, farming and ranching partnership. He currently serves as a director of KBK Capital Corporation and Drillmar, Inc. Mr. Kaffie received a Bachelor of Business Administration Degree from Southern Methodist University in 1972.

         F. Gardner Parker - Director - Mr. Parker was appointed as a Director in September 2004, as one of two Directors named by the investors in the Purchase Agreement. Mr. Parker is lead managing trustee with Camden Property Trust and Chairman of Camden's Compensation Committee and Corporate Governance Committee. He also serves as a director of Carrizo Oil and Gas, Inc., Crown Resources Corp., and Sharps Compliance, Inc. and serves on and/ or chairs their respective Audit Committees and Compensation Committees. Mr. Parker is also a director of several private companies including Gillman Auto Dealerships, Net Near U. Communications, Camp Longhorn, nii Communications, Sherwood Nursing Home and Butler Online. Mr. Parker is a Certified Public Accountant and was employed by Ernst & Young (formerly Ernst & Ernst) for fourteen years, seven of which he served as a partner. Mr. Parker is a graduate of the University of Texas.

         James M. Trimble - Director - Mr. Trimble served as President and CEO of TexCal Energy (GP) LLC, formerly known as Tri-Union Development Corporation, a privately held oil and gas company, from July 2002 through November 2004. Previously he served as President of Elysium Energy, L.L.C., from July 2000 until the contribution of its properties to a public oil and gas company in November 2001. Prior to Elysium, Mr. Trimble served at Cabot Oil & Gas Corporation from May 1983 to May 2000 in several managerial and senior level executive positions. Before joining Cabot, Mr. Trimble served as President of Volvo Petroleum, Inc. a Houston based, private domestic and international exploration and production company. Mr. Trimble graduated from Mississippi State University where he majored in Petroleum Engineering for undergraduate and graduate studies.

         Michael J. Jacobson - President - Mr. Jacobson has been associated with the energy industry since 1968, serving in various senior management capacities since 1980. He served as Senior Vice President and Chief Financial and Administrative Officer for Creole International, Inc. and its subsidiaries, international providers of engineering and technical services to the energy sector, as well as Vice President of Operations for the parent holding company, from 1985 until joining the Company in January 1990. He has also served as Vice President and Chief Financial Officer of Volvo Petroleum, Inc., and for certain Fred. Olsen oil and gas interests. Mr. Jacobson began his career with Shell Oil Company, where he served in various analytical and management capacities in the exploration and production organization during the period 1968 through 1974. Mr. Jacobson holds a Bachelor of Science Degree in Finance from the University of Colorado.

         G. Brian Lloyd - Vice President, Treasurer and Secretary - Mr. Lloyd is a Certified Public Accountant and has been employed by the Company since December 1985. Prior to joining the Company, he was an accountant for DeNovo Oil and Gas Inc., an independent oil and gas company. Mr. Lloyd received a Bachelor of Science Degree in Finance from Miami University, Oxford, Ohio and also attended the University of Houston. Mr. Lloyd has served as Secretary and Treasurer of the Company since 1989 and Vice President since March 1998.

         There are no family relationships between any director, Nominee or executive officer.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During 2004, the Board of Directors held three regular meetings and seven special meetings. Each director, except for Messers. Benz and Parker who were appointed to the Board in September, 2004, attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

         At the beginning of 2004, the Audit Committee consisted of Messrs. Chadwick, Kaffie and Trimble. In September 2004, the Board of Directors appointed Messrs. Benz, Chadwick, and Trimble to serve as the Audit Committee, with Mr. Benz elected as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Benz qualifies as an "audit committee financial expert" as that term is defined in Item 401(e) of Regulation S-B promulgated by the SEC. The Audit Committee's duties include overseeing the financial reporting and internal control functions. The Audit Committee met five times during the last fiscal year.

         At the beginning of 2004, the Compensation Committee consisted of Messrs. Chadwick, Siem and Trimble. In September 2004, the Board of Directors elected Messers. Kaffie, Parker and Siem to serve as the Compensation Committee. The Compensation Committee's duties are to oversee and set the Company's compensation policy and to administer its stock option plan. The Compensation Committee met once during the last fiscal year.

         The Board of Directors currently does not have a standing nominating committee and consequently has no nominating committee charter. The Board of Directors believes that it is appropriate under existing circumstances for the Company not to have a nominating committee because the Board is comprised of only six members, a majority of whom are independent as defined under the Nasdaq Stock Market listing standards. In the near future, however, the Company intends to establish a nominating committee and adopt a nominating committee charter. Currently, each member of the Board of Directors participates in the consideration of director nominees.

         The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because the Board believes it can adequately evaluate any such recommendation on a case-by-case basis. However, the Board of Directors would consider for possible nomination qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified candidate for consideration should submit complete information as to the identity and qualifications of that person to the Secretary of the Company at 801 Travis, Suite 2100, Houston, Texas 77002 before February 18, 2006, for the 2006 Annual Meeting. See "Nominations and Proposals by Stockholders for the 2006 Annual Meeting."

         The Board of Directors will continue to nominate qualified incumbent directors whom the Board believes will continue to make important contributions to the Board and the Company. The Board of Directors generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing the Company.

COMMUNICATING WITH BOARD OF DIRECTORS

         Any stockholder who desires to contact the Board of Directors or specific members of the Board of Directors may do so by writing to: Board of Directors, Blue Dolphin Energy Company, 801 Travis, Suite 2100, Houston, Texas 77002, Attention: Corporate Secretary.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

         The Board of Director's policy regarding director attendance at the Annual Meeting of Stockholders is that they are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. In 2004, three of the Company's six directors attended the Special Meeting. It is unknown if all Nominees will attend the Annual Meeting.

                          REPORT OF THE AUDIT COMMITTEE

         The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors. The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and experience requirements of Nasdaq Stock Market, Inc. currently applicable to the Company, as determined by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules, proposed and adopted, of the Securities and Exchange Commission and the proposed new listing standards of the Nasdaq Small Cap Market regarding audit committee procedures and responsibilities. The Audit Committee charter was amended by the Board of Directors in January 2005, and a copy of the Amended and Restated Audit Committee Charter is attached hereto as "Exhibit "A".

         The Audit Committee's primary duties and responsibilities are to:

         o assess the integrity of the Company's financial reporting process and systems of internal control regarding accounting;

         o assess the independence and performance of the Company's independent accountants; and

         o provide an avenue of communication among the Company's independent accountants, management and the Board of Directors.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         At the beginning of 2004, the Audit Committee consisted of Messrs. Chadwick, Kaffie and Trimble. In September 2004, the Board of Directors elected Messrs. Benz, Chadwick, Kaffie and

Trimble to serve as the Audit Committee, with Mr. Benz elected as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Benz qualifies as an "audit committee financial expert" as that term is defined in
Item 401(e) of Regulation S-B promulgated by the SEC.

         The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with the Company's management and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with UHY Mann Frankfort Stein & Lipp CPA's, LLP ("UHY"), the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and related amendments.

         The Audit Committee received the written disclosures and the letter from UHY required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with UHY their independence from the Company. The Audit Committee considered the non-audit services provided by UHY and determined that the services provided are compatible with maintaining UHY's independence. The Audit Committee must pre-approve all audit and non-audit services provided to the Company by its independent accountants.

         The fees paid to UHY in fiscal years 2004 and 2003 by the Company are as follows:

                                                                2004              2003
                                                            ------------      -------------
                Audit Fees..............................    $    70,196       $     78,046
                Audit-Related Fees......................              -                  -
                Tax Fees................................         51,593             35,398
                All other Fees..........................          7,131              1,300
                                                            ------------      -------------
                Total...................................    $   128,920       $    114,744
                                                            ============      =============

         Audit Fees include fees related to the audit of our consolidated financial statements and review of our quarterly reports filed with the SEC. Tax Fees were primarily for preparation of federal and state income tax returns, and tax planning services.

         Based on the Audit Committee's discussions with management and UHY, and the Audit Committee's review of the representation of management and the report of UHY to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.


The Audit Committee:
Laurence N. Benz, Chairman
Michael S. Chadwick
James M. Trimble

                            COMPENSATION OF DIRECTORS

         In fiscal year 2004, the Company paid to non-employee members of the Board of Directors an annual retainer of $12,000, payable 50% in cash and 50% in Common Stock. The Audit Committee chairman receives an additional annual retainer of $3,000 and other Audit Committee members receive an additional annual retainer of $1,500. No additional remuneration is paid to directors for committee meetings attended, except that directors are entitled to be reimbursed for expenses related to attendance at board or committee meetings. No additional compensation is paid to directors serving on the Compensation Committee.


                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to the Company's Chief Executive Officer and each of the executive officers whose annual salary exceeded $100,000 in fiscal 2004 (collectively, the "Named Executive Officers") for services rendered to the Company.

                           SUMMARY COMPENSATION TABLE*

                                                                                                        LONG-TERM
                                                                                                      COMPENSATION
                                                                                                    ------------------
                                                                          ANNUAL COMPENSATION          SECURITIES
                                                                     ---------------------------       UNDERLYING
          NAME AND PRINCIPAL POSITION                   YEAR             SALARY          BONUS         OPTIONS (1)
-------------------------------------------------    -----------     ---------------    --------    ------------------
Ivar Siem                                               2004            $ 73,333           -                   -
     Chairman of the Board and                          2003            $ 80,000           -              30,000
       Chief Executive Officer                          2002            $ 80,000           -              10,000

Michael J. Jacobson                                     2004            $135,000           -                   -
     President                                          2003            $125,000           -              30,000
                                                        2002            $125,000           -              10,000

John P. Atwood (2)
     Vice President -                                   2004            $100,065           -                   -
     Business                                           2003            $120,000           -              30,000
     Development                                        2002            $ 90,000           -              10,000

G. Brian Lloyd                                          2004            $120,000           -                   -
     Vice President -                                   2003            $112,500           -              30,000
     Treasurer                                          2002            $105,000           -              10,000

----------
* Excludes certain personal benefits, the aggregate value of which do not exceed 10% of the Annual Compensation shown for each person.

(1)  In fiscal year 2004, no options were granted to the Named Executive
     Officers.

(2) In connection with the implementation of the Company's cost reduction plan, Mr. Atwood ceased to be an employee of the Company on August 1, 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR

         During the fiscal year ended December 31, 2004, no options were granted to the Named Executive Officers.


    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                            SHARES                         NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                           ACQUIRED                       UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                              ON                        OPTIONS AT FISCAL YEAR END           AT FISCAL YEAR END (*)
                           EXERCISE       VALUE       ------------------------------     ------------------------------
        NAME                  (#)        REALIZED     EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----------------------     --------      --------     -----------      -------------     -----------      -------------
Ivar Siem                      -           $ -          48,000               -            $ 16,200            $ -

Michael J. Jacobson            -           $ -          46,000               -            $ 16,200            $ -

G. Brian Lloyd                 -           $ -          43,000               -            $ 16,200            $ -

----------
(*) Based on the difference between the closing bid price on December 31, 2004 (the last trading day of 2004) which was $.97 per share and the exercise price of options, whose exercise price was below $.97.

         The Company's stock option plan provides that upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the terms of the stock option plan, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to receive had the option been exercised. The stock option plan provides that a change of control occurs if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transactions cease to constitute a majority of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 19, 2005, certain information with respect to the beneficial ownership of shares of Common Stock (the Company's only class of voting security issued and outstanding) as to (i) all persons known by us to be beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all executive officers and directors, as a group. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.

                                                                                       SHARES OWNED BENEFICIALLY
                                                                                    ---------------------------------
                               NAME OF BENEFICIAL OWNER                                NUMBER          PERCENT (1)
        -----------------------------------------------------------------------     --------------    ---------------
        Colombus Petroleum Limited, Inc. (2)(5)                                           911,712           10.7
        Ivar Siem (4)(5)                                                                  975,392           11.4
        Harris A. Kaffie (4)(5)                                                           807,007            9.3
        Michael S. Chadwick (4)(5)                                                        239,318            2.7
        James M. Trimble (5)                                                               59,663            0.7
        Laurence N. Benz (4)                                                              183,334            2.1
        F. Gardner Parker (3)(4)(5)                                                     3,371,414           37.3
        Michael J. Jacobson (4)(5)                                                        245,741            2.9
        G. Brian Lloyd (4)                                                                112,298            1.3
        Barrett L. Webster (3)(5)                                                       3,114,009           36.4

        Executive Officers and Directors, as a group (8 persons) (4)                    4,017,793           41.9

(1)  Based upon 8,551,490 shares of Common Stock outstanding on April 19, 2005.

(2) Based on a Schedule 13D filed with the Securities and Exchange Commission on February 1, 1999. The address of Colombus Petroleum Limited, Inc., is Aeulestrasse 74, FL-9490, Vaduz, Liechtenstein.

(3) Based on a Schedule 13D filed with the Securities and Exchange Commission on October 5, 2004. The address of Barrett L. Webster is 1000 Louisiana, Suite 1500, Houston, Texas 77002, and the address of F. Gardner Parker is 3601 Piping Rock, Houston, Texas 77027.

(4) Includes shares of Common Stock issuable upon exercise of options that may be exercised within 60 days of April 19, 2005 as follows: Mr. Siem - 8,000; Mr. Kaffie - 83,571; Mr. Chadwick - 83,571; Mr. Jacobson - 33,938; Mr. Lloyd - 25,500 and all directors and executive officers as a group - 234,580. Includes shares of Common Stock issuable upon exercise of warrants that may be exercised within 60 days of April 19, 2005 as follows: Mr. Chadwick - 141,667; Mr. Benz - 183,334; Mr. Parker - 483,328 and all directors and executive officers as a group - 808,329.

(5) In connection with the Purchase Agreement, Michael S. Chadwick, Harris A. Kaffie, Ivar Siem and James M. Trimble, directors of the Company, Michael
     J. Jacobson, the Company's President and Colombus Petroleum Limited, Inc., who combined beneficially own approximately 36.4% of the Common Stock, entered into a voting agreement with the purchasers of the Promissory Notes and the Warrants. Under the terms of this voting agreement, a proxy was granted to Mr. Parker, a director of the Company, and Barrett L. Webster, to vote on the election of Messrs. Benz and Parker as nominees for director. With respect to Messrs. Parker and Webster, includes the 2,888,086 shares of common stock subject to the voting agreement.

         Equity Compensation Plans. The following table sets forth certain information as of December 31, 2004 with respect to shares of Common Stock that may be issued under our Incentive Plan.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                NUMBER OF SECURITIES
                                                       NUMBER OF                                 REMAINING AVAILABLE
                                                    SECURITIES TO BE      WEIGHTED-AVERAGE       FOR FUTURE ISSUANCE
                                                      ISSUED UPON          EXERCISE PRICE           UNDER EQUITY
                                                      EXERCISE OF          OF OUTSTANDING        COMPENSATION PLANS
                                                      OUTSTANDING             OPTIONS,               (EXCLUDING
                                                   OPTIONS, WARRANTS        WARRANTS AND        SECURITIES REFLECTED
                PLAN CATEGORY                          AND RIGHTS              RIGHTS           IN THE FIRST COLUMN)
-----------------------------------------------    -------------------    ------------------    ----------------------
Equity compensation plan approved by
      stockholders (*)                                  346,942                 $1.08                  85,916

Warrants to certain Directors approved by
      stockholders                                      300,000                 $ .25                     -

----------
(*) Represents shares of Common Stock issuable upon exercise of outstanding options granted under the Incentive Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders who own more than 10% of our Common Stock, to file reports of stock ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of all such reports they file. Based solely on a review of the copies of the Section 16(a) reports furnished to us, we believe that during fiscal year 2004, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In September 2004, the Company entered into the Purchase Agreement with certain accredited investors and certain directors of the Company for the purchase and sale of promissory notes in an aggregate principal amount of $750,000 (the "Promissory Notes") and 2,800,000 warrants (the "Warrants") to purchase shares of common stock at a purchase price of $0.003 per warrant. The sale of the Promissory Notes and the first tranche of 1,250,000 Warrants (the "Initial Warrants") closed on September 8, 2004, and the closing of the sale of the second tranche of 1,550,000 Warrants (the "Additional Warrants") closed on November 30, 2004, after the Company received stockholder approval at its November 11, 2004 special stockholders' meeting. The Company received net proceeds of $758,400 from the sale of the Promissory Notes and the Warrants. The Promissory Notes mature on September 8, 2005, and accrue interest at a rate of 12.0% per annum, of which 4% is payable monthly and 8% is payable at maturity. The Promissory Notes are secured by a second lien on the Company's 83% interest in the Blue Dolphin Pipeline system. All Warrants are immediately exercisable and will expire five years after their date of issuance. Each Warrant is exercisable for one share of Common Stock at an exercise price of $0.25 per share. The Warrants contain standard antidilution provisions, as well as provisions that will result in adjustments to the exercise price of the Warrants if we issue Common Stock at a price below $0.25 per share, subject to certain exceptions.

         Pursuant to the terms of the Purchase Agreement, the Company appointed Messrs. Benz and Parker to its Board of Directors. Messrs. Benz and Parker each purchased a Promissory Note in the principal amount of $25,000. Messrs. Benz and Parker purchased 83,334 and 383,328 Warrants, respectively. Mr. Chadwick, an existing director, purchased a Promissory Note in the principal amount of $12,500 and 41,667 Warrants. In addition Messrs. Benz, Chadwick and Parker were each granted 100,000 Warrants.

         The Company entered into a Note Modification Agreement and a Waiver Agreement with Western Gulf Pipeline Partners, LP ("Western Gulf") effective April 8, 2005. Western Gulf holds a promissory note in the principal amount of $275,000 and warrants exercisable to acquire 916,667 shares of Common Stock, originally issued pursuant to the Purchase Agreement. The promissory note bears interest at 12% per annum of which 4% is payable monthly and 8% is payable at maturity. Pursuant to the terms of the Note Modification and Waiver Agreements, the Company and Western Gulf agreed as follows:

         o To amend the terms of the Promissory Note to (i) extend the maturity date from September 8, 2005 to June 30, 2006 and (ii) defer the payment of all interest on the promissory note until maturity;

         o To waive Western Gulf's compliance with the lock-up provisions of the Purchase Agreement and allow it to sell shares of the Company's common stock that it may receive upon exercise of the warrants; and

         o To accelerate the date the Company is required to file a registration statement registering the resale of the shares of the Company's common stock that Western Gulf may acquire upon exercise of warrants to May 15, 2005.

The Company has offered and expects to enter into substantially similar arrangements with the other note and warrant holders, except those who are Directors of the Company.

         In addition to serving on the Company's Board of Directors, Mr. Chadwick is also a Senior Vice President and Managing Director of Sanders Morris Harris Group, Inc. ("SMH"), a financial services holding company headquartered in Houston, Texas. The Company paid SMH a $25,000 fee in connection with the Purchase Agreement and agreed to retain SMH to provide a fairness opinion, if required.

         The Company also entered into a consulting agreement with Mr. Parker. Mr. Parker's consulting agreement has a term of up to eighteen months. The Company is obligated to pay Mr. Parker a monthly fee of $2,000 and a bonus that will accrue at the rate of $3,000 per month and be payable upon consummation of a merger or acquisition by the Company.

         The Company owns 12.8% of the common stock of Drillmar, Inc. The Company's Chairman, Ivar Siem, and one of its Directors, Harris A. Kaffie, own or control 33.9%, and 30.3%, respectively, of Drillmar's common stock. Messrs. Siem and Kaffie are both directors, and Mr. Siem is Chairman and President of Drillmar.

         In 2002, the Company recorded a full impairment of its investment in Drillmar and a full reserve for the accounts receivable amount owed to the Company from Drillmar of approximately $200,000 due to Drillmar's working capital deficiency and delays in securing capital funding. During 2004, the Company collected $165,000 of the accounts receivable from Drillmar and it has collected the remaining balance of approximately $45,000 in 2005.

         In January 2003, Drillmar stockholders approved a restructuring plan whereby Drillmar was able to issue up to $3.0 million of convertible notes that will convert into common stock representing over

99% of Drillmar's outstanding shares. As a result, the Company's ownership in Drillmar can be reduced to less than 1%. However, in November 2003, the Company converted a contingent obligation due from Drillmar for providing office space, accounting and administrative services from May 2002 through January 2003 totaling $162,000 (9 months at $18,000 per month) into a convertible note, which if converted along with all of Drillmar's outstanding convertible notes would represent 5.5% of Drillmar's common stock. Messrs. Siem, Kaffie and Trimble (each a Director of the Company) hold or control Drillmar convertible notes which if converted along with all of Drillmar's outstanding convertible notes would represent 30.2%, 28.7% and 1.5%, respectively, of Drillmar's common stock.

         The Company entered into a new agreement with Drillmar effective as of February 1, 2003, whereby it provides and charges for office space which is currently $4,750 per month. The Company had provided professional, accounting and administrative services to Drillmar based on hourly rates based on its cost. However, since the Company's implementation of staff reductions in mid 2004, no such services have been provided. The agreement can be terminated upon 30 days notice or by the mutual agreement of the parties.

         In March 2003, the Company entered into a sublease agreement expiring December 31, 2006 for certain of its office space with TexCal Energy (GP) LLC, formerly Tri-Union Development Corporation. The Company's annual receipts from this sublease are approximately $78,000. One of the Company's Directors, Mr. Trimble, was the Chairman and Chief Executive Officer of TexCal Energy (GP) LLC until November 2004.

                    NOMINATIONS AND PROPOSALS BY STOCKHOLDERS
                           FOR THE 2006 ANNUAL MEETING

         The Company has tentatively set its year 2006 annual meeting for May 19, 2006. Accordingly, stockholders should submit nominations and proposals in accordance with the guidance set forth below.

         Nominations for the year 2006 Annual Meeting. The Company's Certificate of Incorporation provides that no person shall be eligible for nomination and election as a director unless written notice of such nomination is received from a stockholder of record by the Secretary of the Company 90 days before the anniversary date of the previous year's annual meeting. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board of Directors. Stockholders who desire to nominate persons to serve on the Board of Directors at the 2006 annual meeting of stockholders must submit nominations to the Company, at its principal executive office, so that such notice is received by the Company no later than February 17, 2006. In order to avoid controversy as to the date on which any such nomination is received by the Company, it is suggested that stockholders submit their nominations, if any, by certified mail, return receipt requested.

         Proposals for the year 2006 Annual Meeting. Stockholders who desire to present proposals, other than notices of nomination for the election of directors, to stockholders of the Company at the year 2006 annual meeting of stockholders, and to have such proposals included in the Company's proxy materials, must submit their proposals to the Company, at its principal executive office, by December 17, 2005. In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals, if any, by certified mail, return receipt requested.

         Moreover, any stockholder who intends to submit a proposal for consideration at the Company's 2006 annual meeting, but not for inclusion in the Company's proxy materials, must notify the Company. Pursuant to the rules of the U.S. Securities and Exchange Commission, such notice must (1) be received at the Company's executive offices no later than February 17, 2006 and (2) satisfy the rules of the U.S. Securities and Exchange Commission.

                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

         UHY, has been engaged by the Company's Board of Directors as the independent accountants for the Company since 2002. The Company expects that they will continue as independent accountants. Representatives of UHY are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

                                 OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those matters described above and set forth in the Notice. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

                      INFORMATION INCORPORATED BY REFERENCE

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 is being mailed with this proxy statement and is incorporated herein by reference and deemed to be a part of this proxy statement.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

By Order of the Board of Directors


/s/ G. Brian Lloyd
--------------------------------------------
G. Brian Lloyd
Vice President, Treasurer and Secretary
Houston, Texas
April 20, 2005

                                    EXHIBIT A


                           BLUE DOLPHIN ENERGY COMPANY
                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER
                            Effective January 7, 2005


The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's independent auditors.

The Audit Committee shall have the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any member of, or consultants to, the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall meet at least four times each year and hold such other meetings from time to time as may be called by its Chairman or any two members of the Audit Committee. At least quarterly, the Audit Committee will meet separately in an executive session with the independent auditors.

Composition

The Audit Committee shall be comprised of at least three directors who shall be appointed by the Board. The Audit Committee shall only include directors who satisfy the independence requirements of the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market, Inc. (the "NASDAQ") applicable to the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as an Audit Committee member. No member of the Audit Committee may receive any payment from the Company other than payment for services as a director or member of a committee of the Board of Directors or be an affiliate of the Company or any of its subsidiaries.

Audit Committee members must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. As required by NASDAQ, one member of the Audit Committee shall have accounting or related financial management expertise and qualify as a "financial expert" in accordance with the requirements of the SEC and the NASDAQ (as may be modified or supplemented). The role of the financial expert will be that of assisting the Audit Committee in overseeing the audit process, not auditing the Company.

   Responsibilities and Duties.

   The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review with management and the independent auditor (a) significant financial reporting issues, accounting principles, practices and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters and
   (b) any material reports or estimates prepared by outside consultants, reserve engineers, or other experts or specialists.

4. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

5. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements. The Chair of the Committee may perform this task and convene the Committee when appropriate.

6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

8. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

9. Retain and, where warranted in the Committee's judgment, terminate independent auditors selected to audit the financial statements of the Company.

10. Approve all permissible non-audit services to be performed by the independent auditors.

11.  Approve the fees to be paid to the independent auditor.

12. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

13. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

14.  Approve all related-party transactions.

15. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

16. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 (added by the Private Securities Litigation Reform Act of 1995) has not been implicated.

17. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

18. Obtain reports from management and the independent auditor that the acts and conduct of the Company's executives are in conformity with applicable legal requirements.

19. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, and related amendments, relating to the conduct of the audit.

20. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     b.   Any changes required in the planned scope of the audit.

21. Prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

22. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

23. Review with the outside legal counsel matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.


WHILE THE AUDIT COMMITTEE HAS THE RESPONSIBILITIES AND POWERS SET FORTH IN THIS CHARTER, IT IS NOT THE DUTY OF THE AUDIT COMMITTEE TO PLAN OR CONDUCT AUDITS OR TO DETERMINE THAT THE COMPANY'S FINANCIAL STATEMENTS ARE COMPLETE AND ACCURATE AND ARE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THIS IS THE RESPONSIBILITY OF MANAGEMENT AND THE INDEPENDENT AUDITOR. NOR IS IT THE DUTY OF THE AUDIT COMMITTEE TO CONDUCT INVESTIGATIONS, TO RESOLVE DISAGREEMENTS, IF ANY, BETWEEN MANAGEMENT AND THE INDEPENDENT AUDITOR OR TO ASSURE COMPLIANCE WITH LAWS AND REGULATIONS.




Approved by the Board of Directors



-----------------------------------
Brian Lloyd
Secretary

                           BLUE DOLPHIN ENERGY COMPANY

                   ANNUAL MEETING OF STOCKHOLDERS MAY 19, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement, and appoints Michael J. Jacobson and G. Brian Lloyd, and each of them, the proxy of the undersigned, with full power of substitution to vote all shares of common stock of Blue Dolphin Energy Company (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices at 801 Travis, Suite 2100 Houston, Texas 77002 on Thursday, May 19, 2005 at 10:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


1.   Election of Directors:

     [ ]  for all

     [ ]  withhold all

     [ ]  for all except ____________________
          (see instructions below)

To withhold authority to vote for fewer than all of the nominees, mark "For All Except" and write the nominee's name from the list below.

Nominees
--------
Laurence N. Benz            F. Gardner Parker
Michael S. Chadwick         Ivar Siem
Harris A. Kaffie            James M. Trimble


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, THE PROXIES WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, THE PROXIES WILL VOTE THEM "FOR" ALL NOMINEE'S IN PROPOSAL 1, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                       Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.


                       ------------------------------------       -------------
                       Signature                                  Date


                       ------------------------------------       --------------
                       Signature (Joint Owner)                    Date